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CITIZENS & NORTHERN CORPORATION - FORM 10 - Q

EXHIBIT 32

                           SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Citizens & Northern Corporation (the "Corporation") on Form 10-Q for the quarterly period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to each of the undersigned's best knowledge:

         (a) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

         (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

August 5, 2004               By: Craig G. Litchfield /s/
Date                             -----------------------
                                 Chairman, President and Chief Executive Officer

August 5, 2004               By: Mark A. Hughes /s/
Date                             ------------------
                                 Treasurer and Chief Financial Officer

These certifications accompany this report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certifications will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates them by reference.

A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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